Exhibit 10.1

DATED: November 8th, 2021

AGEX THERAPEUTICS INC.

(as Borrower)

- and -

JUVENESCENCE LIMITED

(as Lender)

AMENDMENT NO. 2 TO LOAN FACILITY AGREEMENT

THIS AMENDMENT NO. 2, made as of November 8th, 2021 (this “Amendment”), TO THE LOAN FACILITY AGREEMENT, dated as of August 13, 2019 and amended on February 10, 2021 (as amended, the “Original Loan Agreement” and, as amended hereby, the “Loan Agreement”)

BETWEEN

(1) AGEX THERAPEUTICS INC., a company incorporated in Delaware (the “Borrower’’); and

(2) JUVENESCENCE LIMITED, a company incorporated in the Isle of Man (the “Lender’’),

each a “party” and together the “parties”.

PRELIMINARY

The Lender has agreed to increase the unsecured loan facility available to the Borrower under the Original Loan Agreement by US$1,000,000 (one million dollars) on the terms and conditions set out in this Amendment.

AMENDMENTS TO OPERATIVE PROVISIONS

A The definition of Commitment in Clause 1.1 of the Original Loan Agreement is hereby amended, restated and replaced by the following:

“Commitment” means US$7,000,000 (seven million dollars).

B Except as specifically amended by this Amendment, the Loan Agreement shall remain in full force and effect.

C The Borrower shall be responsible for its own costs in relation to the preparation and execution of this Amendment.

D Each of the provisions of this Amendment shall be severable and distinct from one another and if at any time anyone or more of these provisions (or any part of them) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

E This Amendment may be executed in any number of counterparts, which shall together constitute one agreement. Any party may enter into this Amendment by signing any such counterpart. This Amendment may be executed with signatures transmitted among the parties by pdf attached to an electronic mail, and no party shall deny the validity of a signature or this Amendment signed and transmitted by pdf attached to an electronic mail on the basis that a signed document is represented by a copy or facsimile and not an original.

F This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and construed in accordance with English law.

G The parties irrevocably agree that the Courts of England are to have jurisdiction to settle any dispute arising from or in connection with this Agreement or relating to any non-contractual obligations arising from or in connection with this Agreement.

IN WITNESS whereof these presents consisting of this and the preceding pages is executed as follows.

Executed and Delivered as a Deed by	/s/ Jim Mellon
(Director)
a duly authorised Director, for and on behalf
of JUVENESCENCE LIMITED

Executed and Delivered as a Deed by	/s/ Greg Bailey
(Director)
a duly authorised Director, for and on behalf
of JUVENESCENCE LIMITED

Executed and Delivered as a Deed by	/s/ Michael D. West
AGEX THERAPEUTICS, INC.	(Chief Executive Officer)

Executed and Delivered as a Deed by	/s/ Andrea E. Park
AGEX THERAPEUTICS, INC.	(Chief Financial Officer)